                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                AMENDMENT NO. 1

                                  FORM 8-K/A

                                CURRENT REPORT


    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


                       DATE OF REPORT:  JANUARY 30, 1997

                            FIRST FINANCIAL BANCORP
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)



                        COMMISSION FILE NUMBER : 0-12499



            CALIFORNIA                                           94-28222858
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
 INCORPORATION OR ORGANIZATION)                              IDENTIFICATIOn NO.)



701 SOUTH HAM LANE, LODI, CALIFORNIA                                95242
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                          (ZIP CODE)



                                 (209)-367-2000
              (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODe)

                                       na
                (FORMER NAME OR IF CHANGED SINCE LAST REPORT.)

ITEM 5.      OTHER EVENTS

 CASH DIVIDEND

 The Board of Directors of First Financial Bancorp has declared a cash dividend of $.05 per share on First Financial Bancorp stock. The dividend is payable on February 28, 1997 to shareholders of record on February 14, 1997.

 Earnings for the quarter ended December 31, 1996, were $224,000, or $.16 per share, compared to earnings of $144,000, or $.11 per share, for the comparable prior year quarter. The 45 percent improvement in earnings per share is principally the result of improvements in net interest margin and noninterest income as well as a lower provision for loan losses.

 Total assets at December 31, 1996, were nearly $105 million representing a one percent increase over total assets at December 31, 1995. Total assets are expected to increase by approximately $35 million to $40 million in February, 1997, upon completion of the acquisition of the Wells Fargo branches in Galt, Plymouth, and San Andreas, California.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                First Financial Bancorp
                                -----------------------


Date January 31, 1997           /s/ David M. Philipp
     ----------------           --------------------
                                David M. Philipp
                                Executive Vice-President & CFO
                                Corporate Secretary

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